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                                                                 Exhibit 1(G)

                                ARTICLES OF AMENDMENT

                              THE CHAPMAN FUNDS, INC.

          THE CHAPMAN FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended by redesignating all of the issued and unissued shares of DEM Quantitative Equity Fund Investor Class Common Stock and DEM Quantitative Equity Fund Institutional Class Common Stock of the Corporation to DEM Index Fund Investor Class Common Stock and DEM Index Fund Institutional Class Common Stock, respectively.

SECOND: The foregoing amendment to the Charter of the Corporation was approved by a majority of the entire Board of Directors; the foregoing amendment is limited to a change expressly permitted by Section 2-605 of Title II of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation; and the Corporation is registered as an open-ended investment company under the Investment Company Act of 1940, as amended.


          IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of May 11, 1998.


          The undersigned, Nathan A. Chapman, Jr., President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:                                     THE CHAPMAN FUNDS, INC.



/s/EARL U. BRAVO, SR.                        By:  /s/NATHAN A. CHAPMAN, JR.
--------------------------                        -------------------------
Earl U. Bravo, Sr.                                Nathan A. Chapman, Jr.
Secretary                                         President